EXHIBIT 10.11

    SUPPLEMENTAL RETIREMENT AGREEMENT


    THIS AGREEMENT is made as of March 1, 1987 (the "Effective Date") by and between STATE STREET BOSTON CORPORATION, a Massachusetts corporation (the "Company"), and NORTON Q. SLOAN of Ipswich, Massachusetts ("Sloan").

    WHEREAS, Sloan has been retained by the Company to serve as its Executive Vice President, such service beginning on the Effective Date; and

    WHEREAS, in order to effect such employment, Sloan has terminated his employment with Cabot Corporation, by which he had been employed since August 1, 1964, and has given up certain benefits under Cabot Corporation's pension plan to which he would have been entitled had he remained in the employ of Cabot Corporation until retirement; and

    WHEREAS, the Company wishes to provide Sloan with certain additional retirement benefits, as set forth herein, as an inducement for Sloan to enter and remain in employment with the Company, to compensate him in part for the Cabot Corporation pension benefits lost by reason of his acceptance of employment with the Company, and to provide certain retirement benefits which cannot be provided through the Company's normal retirement programs because of the operation of Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986;

    NOW, THEREFORE, the Company and Sloan agree as follows:

ARTICLE 1 - DEFINITIONS

    Wherever used herein the following terms have the meanings set forth below, unless a difference meaning is clearly required by the context:

    1.1 "Cabot Plan" means the "Retirement Income Plan for Employees of Cabot Corporation (October 1, 1985 Restatement)," a copy of which is attached hereto as Appendix A.

    1.2 "Cabot Plan Benefit" means the benefit actually payable under the Cabot Plan based upon Sloan's actual service with and compensation from Cabot Corporation, which benefit is used as an offset hereunder. For purposes of
Article 2(b) hereof, the Cabot Plan Benefit shall be expressed as the monthly benefit payable to Sloan if such benefit were payable as a joint and 50% survivor annuity with his wife commencing on February 1, 2002. For purposes of Articles 3(b), 3(ii), and 4(b) hereof, the Cabot Plan Benefit shall be computed as described in the preceding sentence and then reduced, if payments begin under Article 3 or 4 before February 1, 2002, to the amount of benefit that would be payable under the Cabot Plan in the same form beginning on the date such payments begin.

    1.3 "Disability" means a medically determinable physical or mental impairment of Sloan which can be excepted to be of long, continued and indefinite duration and which prevents him from engaging in any substantial gainful employment.

    1.4 "Plan" means the "Retirement Plan for Employees of State Street Boston Corporation and Certain Related Companies," as in effect on the Effective Date, a copy of which is attached hereto as Appendix B.

    1.5 "Plan Benefit" means the benefit actually payable under the Plan based upon Sloan's actual service with and compensation from the Company, which benefit is used as an offset hereunder. For purposes of Article 2(b) hereof, the Plan Benefit shall be expressed as the monthly benefit payable to Sloan if such benefit were payable as a joint and 50% survivor annuity with his wife commencing on February 1, 2002. For purposes of Articles 3(b), 3(ii), and 4(b) hereof, the Plan Benefit shall be computed as described in the preceding sentence and then reduced, if payments begin under Article 3 or 4 before February 1, 2002, to the amount of benefit that would be payable under the Plan in the same form beginning on the date such payments begin.

    Capitalized terms which are not defined herein shall have the meaning assigned to them under the Plan. References herein to Sloan's wife shall refer to his wife as of the Effective Date.

ARTICLE 2 - NORMAL RETIREMENT BENEFIT

    If Sloan continues to be employed by the Company until January 18, 2002, the Company will pay him a monthly retirement benefit equal to:

    (a) the amount determined under Section 6.01 of the Plan, determined (1) as if Sloan had the number of years of Accrual Service actually credited to him under the Plan plus an additional 22.583 years of Accrual Service, (2) as if Sloan's Annual Compensation under the Plan as of July 1 in each of the years 1982 through 1986 (the highest 5 years before the Effective Date) were the amount set forth in Appendix C, (3) without regard to any limitations imposed by Section 6.05 or 6.06 of the Plan, (4) without regard to any Plan limitation on Annual compensation to be used in determining benefits or any limitation imposed by Internal Revenue Code Section 401(a)(17) or any successor thereto, and (5) without reduction on account of any survivor benefit protection for Sloan's wife, reduced by

    (b)  the sum of Sloan's Plan Benefit and his Cabot Plan Benefit.

    Such monthly benefit shall become payable on the first day of the first month following the termination of Sloan's employment with the Company and shall continue for Sloan's life. Upon Sloan's death, the Company shall continue monthly payments to Sloan's wife, if she survives him, for her life, in an amount equal to one-half the amount being paid to Sloan under this
Article 2 prior to his death.

ARTICLE 3 - EARLY RETIREMENT BENEFIT; DISABILITY BENEFIT

    If Sloan's employment with the Company should terminate, for any reason other than death or Disability, on or after January 18, 1992, but prior to January 18, 2002, the Company shall pay Sloan a monthly retirement benefit commencing at the same time as Sloan's Plan Benefit (or, if Sloan is not entitled to a Plan Benefit, commencing at the same time as Sloan's Cabot Plan Benefit) and continuing for Sloan's life, in an amount equal to:

    (a) the amount determined under Section 6.04(a) of the Plan, reduced as provided in Section 6.04(b) of the Plan in the event payments hereunder begin before February 1, 2002, determined (1) as if Sloan had the number of years of Accrual Service and Vesting Service actually credited to him under the Plan plus an additional 22.583 years of Accrual Service and Vesting Service, (2) as if Sloan's Annual Compensation under the Plan as of July 1 in each of the years 1982 through 1986 (the highest 5 years before the Effective Date) were the amount set forth in Appendix C, (3) without regard to any limitations imposed by Section 6.05 or 6.06 of the Plan, (4) without regard to any Plan limitation on Annual compensation to be used in determining benefits or any limitation imposed by Internal Revenue Code Section 401(a)(17) or any successor thereto, and (5) without reduction on account of any survivor benefit protection for Sloan's wife, reduced by

    (b)  the sum of Sloan's Plan Benefit and his Cabot Plan Benefit.

    If Sloan's employment with the Company should terminate at any time before January 18, 2002, by reason of Disability, the Company shall pay Sloan a monthly retirement benefit commencing on such date subsequent to this termination of employment and on or before February 1, 2002, as Sloan shall designate by written notice to the Company, and continuing for Sloan's life, in an amount equal to:

    (i) the amount determinated by Section 6.04(a) of the Plan, reduced as provided in Section 6.04(b) of the Plan in the event payments hereunder begin before February 1, 2002, determined (1) as of Sloan had the number of years of Accrual Service and Vesting Service which he would have had under the Plan had he continued in employment until the benefit commencement date, plus an additional 22.583 years of Accrual Service and Vesting Service, (2) as if Sloan's Annual Compensation under the Plan as of July 1 in each of the years 1982 through 1986 (the highest five years before the Effective Date) were the amounts set forth in Appendix C, and as if his Annual Compensation under the Plan for the period from his termination of employment to the benefit commencement date were at a rate equal to his Average Annual Compensation as of his actual termination of employment, as determined under the Plan but giving effect to the preceding assumption, (3) without regard to any limitations imposed by Section 6.05 or 6.06 of the Plan, (4) without regard to any Plan limitation on Annual compensation to be used in determining benefits or any limitation imposed by Internal Revenue Code Section 401(a)(17) or any successor thereto, and (5) without reduction on account of any survivor benefit protection for Sloan's wife, reduced by

    (ii) the sum of Sloan's Plan Benefit and his Cabot Plan Benefit.

    Upon Sloan's death, the Company shall continue monthly payments to Sloan's wife, if she survives him, for her life, in an amount equal to one-half the amount being paid to Sloan under any provision of this Article 3 prior to his death.

ARTICLE 4 - PRE-RETIREMENT TERMINATION

    In the event that Sloan's employment with the Company should terminate prior to January 18, 1992 for any reason other than death or Disability, the Company shall make monthly payments to Sloan commencing at the same time as Sloan's Plan Benefit (or, if Sloan is not entitled to a Plan Benefit, commencing at the same time as Sloan's Cabot Plan Benefit) and continuing for Sloan's life, in an amount equal to:

    (a) the amount determined under Section 7.01(a) of the Plan, reduced as provided in Section 7.02 of the Plan in the event of commencement before February 1, 2002, determined (1) as if Sloan had the number of years of Accrual Service and Vesting Service actually credited to him under the Plan plus an additional 22.583 years of Accrual Service and Vesting Service, (2) as if Sloan's Annual Compensation under the Plan as of July 1 in each of the years 1982 through 1986 (the highest 5 years before the Effective Date) were the amount set forth in Appendix C, (3) without regard to any limitations imposed by Section 6.05 or 6.06 of the Plan, (4) without regard to any Plan limitation on Annual compensation to be used in determining benefits or any limitation imposed by Internal Revenue Code Section 401(a)(17) or any successor thereto, and (5) without reduction on account of any survivor benefit protection for Sloan's wife, reduced by

    (b)  the sum of Sloan's Plan Benefit and his Cabot Plan Benefit.

    Upon Sloan's death, the Company shall continue monthly payments to Sloan's wife, if she survives him, for her life, in an amount equal to one-half the amount being paid to Sloan under this Article 4 prior to his death.

ARTICLE 5 - DEATH BEFORE BENEFITS BEGIN

    If Sloan should die prior to February 1, 2002 while employed by the Company, the Company shall pay to his wife, if she survives him, for her life, a monthly benefit commencing on the first day of the first month following the month of Sloan's death, equal to 62.5% of the amount which would have been payable to Sloan under the provisions of Article 2 hereof had he continued in employment with the Company until January 31, 2002. For purposes of this computation, Average Annual Compensation shall be determined as if Sloan's compensation had continued until January 31, 2002, at the rate in effect immediately prior to his death.

    In the event Sloan should die after termination of his employment and prior to commencement of benefit payments under Article 2, 3 or 4 hereof, the Company shall pay to Sloan's wife, if she survives him, for her life, beginning on the first day of the month after the later of (a) the month of Sloan's death or (b) January, 1992, a monthly amount equal to one-half the amount which would have been payable to Sloan under Article 2, 3 or 4 beginning on the same day if he had survived to that day and his benefit payments had begun on that day.

ARTICLE 6 - ADJUSTMENTS FOR CHANGES IN PLANS AND BENEFITS

    The benefits provided hereunder are intended to be supplemental to benefits provided under the Plan and the Cabot Plan. Accordingly, no adjustment shall be made in any benefits payable hereunder to Sloan or his wife because of any changes in the benefit formula (or the manner of computing benefits) under the Plan or the Cabot Plan which occur before payments begin under this Agreement. However, any such change which results in a change in the amount of the Plan Benefit or the Cabot Plan Benefit shall be taken into account for purposes of applying any offset to any payment due hereunder.

    If at any time after Sloan or his wife has begun to receive payments under this Agreement there is a general increase in benefits payable under the Plan to retired employees and their beneficiaries, then the Company shall increase its payments under this Agreement to the extent necessary so that the combined increase under the Plan and this Agreement will equal the benefit increase which would have been received under the Plan if Sloan's benefit under the Plan had been determined as described in Article 2(a), 3(a), 3(i) or 4(a) above.

    Any increase in Sloan's Cabot Plan Benefit which takes effect after the commencement of payments under this Agreement shall not be taken into account as an offset for purposes of this Agreement.

ARTICLE 7 - NOTICES

    Any notice or other communication pursuant to this Agreement shall be in writing and shall be sent by certified or registered mail addressed to the respective parties as follows:

    If to the Company, to:

    STATE STREET BOSTON CORPORATION
    Retirement Committee
    c/o Kenneth Stuart
    P.O. Box 351
    Boston, Massachusetts  02101

    If to Sloan to:

    NORTON Q. SLOAN
    P.O. Box 570
    Ipswich, Massachusetts  01938

or to such other address as the party in question shall have designated by notice to the other party given in accordance with this Article. Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid, return receipt requested.

ARTICLE 8 - ADMINISTRATIVE PROVISIONS

    No modification or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such modification or waiver is sought unless it is made in writing and signed by or on behalf of both parties hereto.

    This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts.

    The waiver by either party of a breach of any provision of this Agreement by a party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

    If any provisions of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable to any extent, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

    This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

    This Agreement shall not be assignable in whole or in part by either party, except that the Company may assign this Agreement to and it shall be binding upon any parent, subsidiary or affiliate of the Company or any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.

    Nothing in this Agreement will be construed to create a trust or to obligate the Company to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of benefits hereunder, nor will anything herein be construed to give Sloan or any other person rights to any specific assets of the Company.

                             STATE STREET BOSTON CORPORATION


Date   12/7/87               By     DAVID SPINA
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                                       Treasurer


Date   12/3/87               By     NORTON Q. SLOAN
     -------------              --------------------
                                    NORTON Q. SLOAN